 EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jonathan Samuels, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Triangle Petroleum Corporation on Form 10-K for the fiscal year ended January 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Triangle Petroleum Corporation.

	By:	/s/ JONATHAN SAMUELS
Date: April 13, 2016	Name:	Jonathan Samuels
	Title:	President and Chief Executive Officer

I, Douglas Griggs, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Triangle Petroleum Corporation on Form 10-K for the fiscal year ended January 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Triangle Petroleum Corporation.

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	By:	/s/ DOUGLAS GRIGGS
Date: April 13, 2016	Name:	Douglas Griggs
	Title:	Chief Accounting Officer (principal financial officer)